UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 2, 2008
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 2, 2008, Andrew K. Moller, Executive Vice President and Chief Financial Officer of Christopher & Banks Corporation (the “Company”), notified the Company that he is resigning as Chief Financial Officer, effective as of December 2, 2008.

(c)                                  On December 2, 2008, the Board of Directors appointed Michael J. Lyftogt, Vice President, Finance of the Company, to serve as the Interim Chief Financial Officer of the Company, effective as of December 2, 2008.  The Company is commencing a search for a permanent Chief Financial Officer.

Mr. Lyftogt, 40, has been with the Company since March 1998.  He currently serves as Vice President, Finance of the Company, a position he has held since February 2006 and will continue to hold while serving as Interim Chief Financial Officer.  From March 1998, when he joined the Company, through February 2006, Mr. Lyftogt served as the Company’s Controller.  There are no arrangements or understandings between Mr. Lyftogt and any other person pursuant to which Mr. Lyftogt was selected as Interim Chief Financial Officer.  Mr. Lyftogt does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Lyftogt had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Lyftogt and any of the Company’s other executive officers or directors.

(e)                                  On December 2, 2008, the Company entered into a Separation Agreement and Release Letter (the “Agreement”) with Andrew K. Moller, pursuant to which Mr. Moller voluntarily resigned as an employee of the Company and as an officer and/or director of the Company and the Company’s related entities, effective as of December 2, 2008.

Pursuant to the Agreement, Mr. Moller agreed to release the Company from any and all claims and causes of action of any kind that Mr. Moller now has or may have had against the Company.  In consideration of Mr. Moller’s entry into the Agreement, including the terms of the release, the Company agreed to pay to Mr. Moller severance in the amount of $275,000.  Mr. Moller will receive a lump sum payment in the amount of $165,000 (less applicable deductions and withholdings) on the first regular payroll date that occurs after the six-month anniversary of December 2, 2008, and will receive $110,000 thereafter, payable according to the Company’s payroll schedule at a weekly rate of $6,346.15.  The severance payable to Mr. Moller will be offset and reduced by any cash compensation Mr. Moller earns through other employment, self-employment or a consulting position during the severance payment period.  In addition, if Mr. Moller timely elects COBRA, the Company agreed to pay or reimburse Mr. Moller for the Company portion of the premiums for health, dental, life and vision insurance coverage for the period from December 1, 2008 through November 30, 2009; the Company will, however, discontinue making such payments (or be relieved of its obligation to reimburse Mr. Moller for such payments) before November 30, 2009 if Mr. Moller is covered, or eligible to be covered, under a comparable insurance policy of a new employer.  The Company further agreed to provide Mr. Moller with up to six consecutive months of career transition and outplacement services, provided that Mr. Moller commences use of such services on or before June 1, 2010.

Pursuant to the Agreement, during the period of December 2, 2008 through September 30, 2009, Mr. Moller has agreed, for no additional compensation other than reimbursement of certain out-of-pocket expenses, to be available for up to 12 hours per week (and not exceeding 120 hours in the aggregate during such period) to assist with transition or consulting services, to cooperate with the Company on litigation matters and to appear as a witness as requested by the Company.  After September 30, 2009, Mr. Moller agreed to cooperate fully with the Company in connection with litigation, disputes and investigations at the hourly rate of $160, plus reimbursement of out-of-pocket expenses.

The terms of Mr. Moller’s options and restricted stock will continue to be governed by the respective plans and award agreements under which they were granted, and no changes will be made or are contemplated, except that the Company’s Board of Directors has agreed to waive the approximately five weeks of remaining vesting with respect to 2,800 shares of restricted stock awarded to Mr. Moller on February 7, 2006, upon Mr. Moller’s execution of the Agreement.

In addition, the Executive Employment Agreement between the Company and Mr. Moller, effective as of May 24, 2007, was terminated pursuant to the Agreement, except that Mr. Moller’s post-termination covenants relating to confidentiality, non-competition and non-solicitation will continue in effect in accordance with their current terms.

The separation pay and certain other obligations of the Company under the Agreement are conditioned upon the release of claims contained in the Agreement.  Consistent with applicable Minnesota law, Mr. Moller has 15 days following the date he signed the Agreement (December 2, 2008) to rescind the release.  If he rescinds the release, Mr. Moller is not entitled to the separation pay and certain other benefits described in Section 2 of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the press release, dated December 3, 2008, announcing the resignation of Mr. Moller and the appointment of Mr. Lyftogt is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                          Separation Agreement and Release Letter between Christopher & Banks Corporation and Andrew K. Moller, dated December 2, 2008.

99.1                          Press release, dated December 3, 2008, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Lorna E. Nagler
Lorna E. Nagler
President and Chief Executive Officer

Date: December 4, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release Letter between Christopher & Banks Corporation and Andrew K. Moller, dated December 2, 2008.

99.1	Press release, dated December 3, 2008, of Christopher & Banks Corporation.